UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2023 Annual Meeting of the stockholders of the Company was held on June 9, 2023. Stockholders representing 1,719,369 shares, or 68.0% of the 2,525,313 common shares outstanding as of the April 24, 2023, record date were present in person or were represented at the meeting by proxy.

The following Directors were elected by the affirmative vote of a plurality of the votes cast. The results of the voting for each nominee were as follows.

Name	For	Withhold Authority	Broker Non-Votes
Brent D. Baird	1,621,757	34,339	--
Edward C. Cosgrove	1,230,929	387,844	--
William F. Farrell, Jr.	1,350,536	305,565	--
Karen L. Howard	1,621,917	34,179	--
Christopher M. Marks	1,203,484	452,192	--
Evan H. Wax	1,459,572	184,865	--

The advisory approval of executive compensation for 2022 received the affirmative vote of a majority of the votes cast in a non-binding vote. The results of the voting for the advisory vote were as follows:

For	Against	Abstentions	Broker Non-Votes
1,325,841	358,365	35,163	--

The ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2023 fiscal year received the affirmative vote of a majority of the votes cast and was passed. The results of the voting for this proposal were as follows:

For	Against	Abstentions	Broker Non-Votes
1,679,863	21,932	17,474	--

Item 7.01	Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference, is the Company’s press release regarding the annual meeting results.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated June 14, 2023

104	Cover Page Interactive File (embedded within Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2023

Servotronics, Inc.

By:	/s/ Robert Fraass, Chief Financial Officer
Robert Fraass
Chief Financial Officer